As filed with the Securities and Exchange Commission on March 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEGG, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3237489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full Title of the Plans)

Dan Rosensweig

President, Chief Executive Officer and Chairman

Chegg, Inc.

3990 Freedom Circle

Santa Clara, CA 95054

(Name and Address of Agent for Service)

(408) 855-5700

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David A. Bell, Esq. Shulamite Shen White, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Robert Chesnut, Esq. Dave Borders Jr., Esq. Chegg, Inc. 3990 Freedom Circle Santa Clara, CA 95054 (408) 855-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to:
– the 2013 Equity Incentive Plan	4,085,410 (2)	$6.35 (3)	$25,942,353.50 (3)	$3,341.38 (3)
– the 2013 Employee Stock Purchase Plan	817,082 (4)	$5.40 (5)	$ 4,412,242.80 (5)	$ 568.30 (5)
TOTAL	4,902,492	N/A	$30,354,596.30	$3,909.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents an automatic increase to the number of shares available for issuance under the 2013 Equity Incentive Plan (the “2013 Plan”) effective January 1, 2014. Shares available for issuance under the 2013 Plan were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013 (Registration No. 333-192332).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 3, 2014.
(4)	Represents an automatic increase to the number of shares available for issuance under the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) effective January 1, 2014. Shares available for issuance under the 2013 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on November 14, 2013 (Registration No. 333-192332).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange March 3, 2014, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2013 ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register an additional 4,085,410 shares of common stock under the Registrant’s 2013 Equity Incentive Plan and an additional 817,082 shares of common stock under its 2013 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on November 14, 2013 (Registration No. 333-192332), to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of CA, on this 6th day of March, 2014.

Chegg, Inc.

By:	/s/ Dan Rosensweig
Dan Rosensweig President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chegg, Inc., a Delaware corporation, do hereby constitute and appoint Andrew Brown, Chief Financial Officer, Dan Rosensweig, President, Chief Executive Officer and Chairman, and Robert Chesnut, Senior Vice President and General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Rosensweig Dan Rosensweig	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 6, 2014

/s/ Andrew Brown Andrew Brown	Chief Financial Officer (Principal Financial Officer)	March 6, 2014

/s/ David Bernhardt David Bernhardt	Vice President, Corporate Controller (Principal Accounting Officer)	March 6, 2014

/s/ Jeffrey Housenbold Jeffrey Housenbold	Director	March 6, 2014

/s/ Barry McCarthy Barry McCarthy	Director	March 6, 2014

/s/ Marne Levine Marne Levine	Director	March 6, 2014

/s/ Richard Sarnoff Richard Sarnoff	Director	March 6, 2014

/s/ Ted Schlein Ted Schlein	Director	March 6, 2014

/s/ John York John York	Director	March 6, 2014

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2013 Equity Incentive Plan	S-1	333-190616	10.04	October 25, 2013

99.2	2013 Employee Stock Purchase Plan	S-1	333-190616	10.05	August 14, 2013